EXHIBIT 23.3


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                        Feldman Financial Advisors, Inc.
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                                                    1725 K Street, NW, Suite 205
                                                            Washington, DC 20006
                                              (202) 467-6862, FAX (202) 467-6963



March 17, 1997

Board of Directors
Security Federal Savings Bank
632 East Elk Avenue
Elizabethon, Tennessee  37643

Gentlemen:

We hereby consent to the use of our name and summary of our valuation opinion, as referenced in the Application for Approval of Conversion ("Form AC") filed with the Office of Thrift Supervision by Security Federal Savings Bank (the "Bank"), regarding the estimated pro forma market value of the Bank in connection with its conversion from mutual to stock form and simultaneous sale of shares of common stock by SFB Bancorp, Inc. (the "Holding Company"). We also consent to reference in the Form AC the summary of our opinion as to the value of subscription rights granted by the Bank. We further consent to the use of our name and summary opinions as noted above in the Registration Statement and Prospectus filed by the Holding Company with the Securities and Exchange Commission.

Sincerely,



/s/Feldman Financial Advisors, Inc.
FELDMAN FINANCIAL ADVISORS, INC.